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Exhibit 10.16

ASSET PURCHASE AND PROPERTY TRANSFER AGREEMENT

        This ASSET PURCHASE AND PROPERTY TRANSFER AGREEMENT (this "Agreement"), dated effective as of May 19, 2005 (the "Agreement Date"), is entered into by and between St. Vrain Trading, LLC, d/b/a Crocs Hawaii, LLC, a Colorado Limited Liability Company ("Seller"), and Crocs, Inc. a Colorado company ("Buyer" or "Crocs").

        WHEREAS, Buyer manufactures and sells Crocs brand products; and

        WHEREAS, Seller owns and operates a business unit in Honolulu, Hawaii which markets and distributes Crocs brand products to local retailers (the "Business"); and

        WHEREAS, Crocs desires to purchase, and Seller desires to sell, certain assets of the of the Business for the Purchase Price (as defined in Section 4.1 below), subject to the terms and conditions of this Agreement; and

        WHEREAS, in connection with the execution of this Agreement desires to accept the assignment of the lease for the property where the Business is currently located (the "Lease Agreement"):

        NOW, THEREFORE, the parties hereto agree as follows:

        1.    Purchase and Sale of Purchased Assets.    Subject to the terms and conditions of this Agreement, at the Closing, Seller agrees to sell, assign, transfer and convey to Crocs, and Crocs agrees to purchase and acquire from Seller, all of Seller's right, title and interest in and to all of the assets owned by the business other than the Excluded Assets (as defined below) as listed on the adjusted balance sheet dated May 19, 2005 (the "Closing Date Balance Sheet"). A true and correct copy of the Closing Date Balance sheet is attached hereto as Exhibit 3 to this Agreement. The Purchased Assets shall be delivered to Crocs free and clear of any mortgage, pledge, lien, or other encumbrance. For the purposes of this Agreement, "Purchased Assets" shall mean the following:

          (i)    all machinery, equipment, furniture, leasehold improvements and other fixed assets owned or used by Seller in connection with the Business;

          (ii)   all prepaid expenses and off-book assets relating to the Business, including all phone and facsimile numbers;

          (iii)  all of Seller's rights under license agreements, utility agreements, leases and other contracts related to the Business to which it is a party;

          (iv)  all right title and interest in the name Crocs Hawaii, which will be assigned to Buyer within 30 business days of the Closing (as defined below);

          (v)   all computers, software, office equipment and know-how, related to the Business;

          (vi)  all cash and cash accounts of the Business; and

          (vii) all other assets of the Business not listed above which are reflected on the Closing Date Balance Sheet except the following excluded assets (the "Excluded Assets"):

            a)    The Accounts Receivable listed on the Closing Date Balance Sheet;

            b)    The van used by the Business; and

            c)     All other assets of Seller net used in the Business.

Notwithstanding the description contained in this Section 1, a list of the Purchased Assets prepared by Seller is attached hereto as Exhibit 1.

        2.    Asset Transfer; Passage of Title; Delivery.

          2.1.    Title Passage.    At the Closing, title to all of the Purchased Assets shall pass to Crocs, and Seller shall transfer to Crocs possession all of the Purchased Assets and deliver to Crocs a bill of sale in the form attached hereto as Exhibit 2.1.

          2.2.    Delivery of Purchased Assets.    The Purchased Assets shall be transferred on the Closing Date. All risk of loss and damage to the Purchased Assets shall be borne by Crocs on and as of the Closing Date.

        3.    Retention of Liabilities.    Seller shall retain all of the liabilities of Seller other than the Assumed Liabilities (defined in Section 3(ii) below). For the purposes of this Agreement "Retained Liabilities" shall mean the following:

          (i)    all accrued employee compensation, expenses and liabilities as of Closing Date;

          (ii)   all other liabilities of Seller related to the Business other than the following "Assumed Liabilities":

            (a)   All contracts or agreements with third parties are listed on Exhibit 3-1;

            (b)   The Lease Agreement; and

            (c)   All liabilities reflected on the Closing Date Balance Sheet.

        4.    Consideration for Purchased Assets.

          4.1.    Purchase Price.

            a.    Cash Consideration.    The cash consideration to be paid by Crocs for the Purchased Assets shall be the Net Equity of the Business (as evidenced on the Closing Date Balance Sheet), less the Accounts Receivable on the Closing Date Balance Sheet, plus Fifty Thousand United States Dollars ($50.000.00), adjusted in the manner set forth on the Settlement Statement is attached hereto as Exhibit 4 (the "Cash Consideration"), The Cash Consideration shall be paid on the Closing Date by check or other delivery of immediately available funds.

            b.    Assumption of Liabilities.    Crocs shall assume and accept assignment of the Assumed Liabilities at Closing as outlined in Section 3 above. Crocs agrees to perform all of the Assumed Liabilities that arise on and after the Closing Date as and when due and in accordance with their terms.

            c.    Taxes.    All transfer taxes arising as a result of this transaction shall be payable by Buyer.

        5.    Closing.

        The consummation of the purchase and sale of the Purchased Assets contemplated hereby (the "Closing") will take place, but effective as of the Agreement Date (the "Closing Date").

        6.    Employees.

        Seller will terminate all of its employees on the Closing Date. Crocs agrees to offer employment to the employees of the Business that Crocs desires to retain.

        7.    Representations and Warranties of Seller.

          7.1.    Seller Authorization.    The Seller has all requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligations of the Seller enforceable in accordance with its terms. The execution, delivery and performance by the Seller of this Agreement and any other agreement, document or instrument executed by the Seller in connection with the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate and third party action.

          7.2    Ownership.    The Seller has good and marketable title to all of the Purchased Assets and Inventory, free and clear of all liens, encumbrances, security interests, restrictions or charges of any kind. Seller has not imposed any security interest upon any of the Purchased Assets or Inventory.

          7.3    Condition of Assets.    The Purchased Assets are, in the aggregate, free from defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used.

          7.4    Complete Equipment List.    Seller represents that it has supplied Buyer with a complete list of the Equipment (including applicable software and software licenses) that Seller deems necessary to support Seller's business.

          7.5    Accuracy of Information.    Seller represents and warrants that the documents it has provided to Buyer in connection with this Agreement, including but not limited to the Closing Date Balance Sheet, are true, correct and an accurate representation of the Business as of the Closing and do not contain any inaccuracies or misstatements of any kind.

          7.6    Disclosure.    No representation or warranty by the Seller contained in this Agreement, and no statement contained in the Exhibits or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

        8.    Representations and Warranties of Buyer.

          8.1    Buyer Authorization.    The Buyer has all requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Buyer and constitutes the valid and binding obligations of the Buyer enforceable in accordance with its terms. The execution, delivery and performance by the Buyer of this Agreement and any other agreement, document or instrument executed by the Buyer in connection with the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate and third party action.

          8.2    Disclosure.    No representation or warranty by the Buyer contained in this Agreement or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

        9.    Assignment of Lease.

        On the Closing Date Seller agrees to assign, and Buyer agrees to accept assignment, of the Lease Agreement. Buyer shall be responsible for and shall perform all future payments and obligations due under the Lease Agreement following the Closing as and when due in accordance with the terms of the Lease Agreement. Seller shall be responsible for obtaining the consent of the Landlord to the assignment of the Lease Agreement to Buyer and for any claims, liabilities or damages resulting from Landlord withholding such consent. After Closing, Buyer shall use commercially reasonable efforts to obtain the release of the personal guaranties of Mark Retzloff and Theresa Retzloff of the Lease Agreement.

        10.    Seller's Indemnification.

        The Seller shall indemnify the Buyer (including but not limited to Buyer's officers and board members) in respect of, and hold the Buyer harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, diminutions in value of assets, losses and expenses (including without limitation amounts paid in settlement, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Buyer resulting from, relating to, constituting or arising out of:

          a.     any misrepresentation or breach of warranty by the Seller contained in this Agreement, it's Exhibits, or in any certificate, document or instrument furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby;

          b.     any failure to perform any covenant or agreement of the Seller contained herein;

          c.     Any third-party claim relating to the Business or the Purchased Assets that arose or accrued prior to the Agreement Date; or

          d.     any environmental condition that exists or existed prior on or prior to the Closing Date.

        Notwithstanding anything in this Section 10 to the contrary, Seller's liability under this Agreement shall not exceed the Cash Consideration.

        11.    Buyer's Indemnification.

        Crocs shall indemnify, defend and hold harmless Seller, and Seller's managers, members and employees, from any Damages they incur or suffer resulting from, relating to, constituting or arising out of:

          a.     any misrepresentation or breach of warranty by the Buyer contained in this Agreement, it's Exhibits, or in any certificate, document or instrument furnished by the Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby;

          b.     any failure to perform any covenant or agreement of the Buyer contained herein; or

          c.     Any third-party claim relating to the Business, the Purchased Assets or the Assumed Liabilities that arises or accrues on or after the Closing Date.

        12.    Miscellaneous.

          12.1.    Further Assurances.    Each party shall execute and deliver all such documents and take all such other actions as the other party may reasonably request in order to fully effectuate and reflect the transactions contemplated hereby.

          12.2.    No Assignment.    This Agreement may not be assigned by a party hereto without the prior written consent of the other party.

          12.3.    Amendment.    No amendment or waiver hereunder shall be of any effect unless in writing and signed by both parties hereto.

          12.4.    Governing Law.    This Agreement shall be governed by the laws of the State of Colorado (excluding the choice of law rules thereof).

          12.5.    Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating thereto.

          12.6.    Counterparts.    This Agreement may be signed in counterparts.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Agreement Date.

Crocs Hawaii, LLC
By:	/s/ MARK RETZLOFF

Name: Mark Retzloff
Title: Managing Partner
Crocs, Inc.
By:	/s/ CARYN ELLISON

Name: Caryn Ellison
Title: CFO

EXHIBIT 1
Purchased Assets

Computer/Printer

  Software
  Router

Warehouse Racks

Ladder

Ventilation Fan

32 Gridwall Kits

Office Machines

  Answering Machine
  Phone
  Pencil Sharpener
  Adding Machine
  Scale

Tables

Organizers

Chairs

Office Supplies

  Boxes
  Bags
  Toner
  Tape Gun
  Desktop Items

EXHIBIT 2.1

Bill of Sale

GENERAL ASSIGNMENT AND BILL OF SALE

        THIS ASSIGNMENT AND BILL OF SALE is entered into effective the 3rd day of May, 2005 by and between Crocs, Inc. a Colorado company ("Crocs"), and Crocs Hawaii, LLC, a Hawaii limited liability company ("Seller").

        WHEREAS, Seller and Crocs have entered into that certain Asset Purchase and Property Transfer Agreement, dated effective as of May 3, 2005 (the "Agreement"), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Crocs and Crocs has agreed to purchase from Seller all of the Purchased Assets (as defined in the Agreement).

        NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably sells, transfers, conveys, assigns and delivers to Crocs free and clear of all liens and encumbrances, all of Seller's right, title and Interest in, to and under the Purchased Assets, TO HAVE AND TO HOLD the same unto Crocs, its successors and assigns, forever, and Crocs hereby accepts the sale, transfer, conveyance, assignment and delivery of same.

        This General Assignment and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of Colorado applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this General Assignment and Bill of Sale in order for this General Assignment and Bill of Sale to be effective in any respect, then the laws of such other jurisdiction shall govern this General Assignment and Bill of Sale to such extent.

        IN WITNESS WHEREOF, the parties hereto have each caused this General Assignment and Bill of Sale to be signed and delivered by its duly authorized officer, all as of the date first set forth above.

Crocs Hawaii, LLC
By:	/s/ MARK RETZLOFF

Name: Mark Retzloff
Title: Managing Partner
Crocs, Inc.
By:	/s/ CARYN ELLISON

Name: Caryn Ellison
Title: CFO

EXHIBIT 3

Closing Date Balance Sheet Dated May 19, 2005

Crocs Hawaii
Balance Sheet
As of May 19, 2005

May 19, 05
ASSETS
Current Assets
Checking/Savings
BOH Checking	70,225.68

Total Checking/Savings	70,225.68
Accounts Receivable
Accounts Receivable	11,481.19

Total Accounts Receivable	11,481.19
Other Current Assets
Rent Deposit	1,750.00
Inventory Asset	33,972.93

Total Other Current Assets	35,722.93

Total Current Assets	117,429.80

TOTAL ASSETS	117,429.80

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	92,219.96

Total Accounts Payable	92,219.96
Credit Cards
Advanta	3,981.90

Total Credit Cards	3,981.90
Other Current Liabilities
Payroll Liabilities
Fed W/H Payable	427.00
HI State W/H Payable	642.26
Social Security W/H Payable	376.16
Medicare W/H Payable	87.96
Corp SS Payable	376.16
Corp Medicare Payable	87.96
Federal Unemployment Payable	43.29
HI State Unemployment Payable	333.55
HI ETF Payable	1.39
Payroll Liabilities—Other	13.93

Total Payroll Liabilities	2,389.66
Sales Tax Payable	967.29

Total Other Current Liabilities	3,356.95

Total Current Liabilities	99,558.81

Total Liabilities	99,558.81
Equity
Equity—Mark Retzloff	58,850.00
Retained Earnings	(5,987.90)
Net Income	(34,991.11)

Total Equity	17,870.99

TOTAL LIABILITIES & EQUITY	117,429.80

EXHIBIT 3-1

Assumed Liabilities

        1.     Lease Agreement

        2.

        3.

EXHIBIT 4

Settlement Statement

HAWAII CLOSING

	5/19/05 B/S	Adj	Total
Assets
Cash	70,226		70,226
A/R	11,481		11,481
Inventory	33,973	5,937	39,910
Other	1,750		1,750

Total Assets	117,430	5,937	123,367
Liabilities
A/P	92,220	6,764	98,984
Credit Cards	3,982		3,982
Other Current Liabilities	3,357		3,357

Total Liabilities	99,559	6,764	106,323
Equity	17,871	0	17,871
Total Liabilities and Equity	117,430	6,764	124,194
Net Equity	17,871	0	17,044
Less: A/R	11,481	0	11,481
Payment	50,000		50,000

Total Cash Consideration	56,390		55,563

        IN WITNESS WHEREOF, the undersigned have executed this Settlement Statement effective as of May 19, 2005.

Crocs Hawaii, LLC
By:	/s/ MARK RETZLOFF

Name: Mark Retzloff
Title: Managing Partner
Crocs, Inc.
By:	/s/ CARYN ELLISON

Name: Caryn Ellison
Title: CFO

QuickLinks

  Exhibit 10.16
ASSET PURCHASE AND PROPERTY TRANSFER AGREEMENT
EXHIBIT 1 Purchased Assets
EXHIBIT 2.1 Bill of Sale
GENERAL ASSIGNMENT AND BILL OF SALE
EXHIBIT 3 Closing Date Balance Sheet Dated May 19, 2005
EXHIBIT 3-1 Assumed Liabilities
EXHIBIT 4 Settlement Statement